Exhibit 99.1

News
CapitalSource Inc.

4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President – Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS FIRST QUARTER 2008 RESULTS
•	Continued Strong and Stable Credit Performance

•	Adjusted Earnings Per Diluted Share of $0.51 for the Quarter

•	Two Credit Facilities Renewed After Quarter Close

•	Filed Applications for California Bank
Chevy Chase, Md., May 6 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) today announced financial results for the first quarter 2008. Adjusted Earnings for the quarter were $113.3 million or $0.51 per diluted share, and net income for the quarter was $6.8 million or $0.03 per diluted share.
“Our financial performance in the first quarter of 2008 was stable and profitable, despite ongoing capital markets disruption. I am particularly pleased with our credit metrics, which have been steady and at the low end of historic ranges over the past five quarters,” said John K. Delaney, CapitalSource Chairman and CEO. “We believe the strength of our business will be enhanced by combining our commercial lending franchise with our new depository,” added Delaney. “We have now filed our regulatory applications to form our California bank and look forward to working closely with our new regulators. Our agreement to acquire more than $5 billion in retail bank deposits is expected to close this summer.”
“The renewal of two bank credit facilities in recent days secures important funding capacity. We were able to complete these renewals based upon the strength and quality of our business franchise,” said Thomas A. Fink, CapitalSource Chief Financial Officer. “The performance of our core commercial finance business improved this quarter with increased loan yield relative to our benchmark of 30-day LIBOR, lower operating expenses as a percentage of assets, and increased Adjusted Return on Equity at 23.9%. Adjusted Earnings on a consolidated basis were negatively impacted by the sale of Agency securities in our residential mortgage investment portfolio,” added Fink.

Assets Under Management
•	Assets under management were approximately $19.85 billion as of March 31, 2008, a decrease of $1.03 billion from the prior quarter, primarily due an $813 million reduction in the Company’s residential mortgage portfolio to $5.3 billion. During the quarter ended March 31, 2008, the Company sold approximately $591 million in Agency MBS and subsequent to quarter-end completed an additional $1.5 billion in Agency MBS sales.
Commercial Finance Segment
•	Total commercial loans were approximately $9.8 billion at quarter end, a decrease of approximately $108 million from the prior quarter, as loan runoff outpaced loan growth.

•	Net investment income was $144.4 million for the quarter, a decrease of $1.8 million from the prior quarter, primarily due to lower interest and prepayment-related fee income, partially offset by lower interest expense.

•	Interest income was $224.4 million for the quarter, a decrease of $18.2 million from the prior quarter, directionally consistent with the decrease in LIBOR and prime rates during the quarter.

•	Yield on average interest-earning assets was 10.26% for the quarter, a decrease of 86 basis points from the prior quarter. The decrease was primarily due to a decrease in the average coupon rate of interest charged on loans (resulting from the decrease in LIBOR and prime rates during the quarter) and a decrease in prepayment-related fee income, partially offset by an increased core lending spread.

•	Core lending spread, defined as loan yield less prepayment-related fee income and average 30-day LIBOR, was 7.12%, an increase of 99 basis points compared to the prior quarter.

•	Prepayment-related fee income was $3.5 million for the quarter and contributed 14 basis points to yield, a decrease of $8.9 million or 35 basis points in contribution to yield from the prior quarter.

•	Provision for loan losses was $3.0 million for the quarter, bringing the total allowance for loan losses to $136.7 million, or 1.27% of total commercial assets, a decrease of 1 basis point from the prior quarter.

•	Cost of funds was 5.45% for the quarter, a decrease of 99 basis points from the prior quarter primarily due to declining interest rates. Overall borrowing spread to average one-month LIBOR was 2.15%, an increase of 62 basis points from the prior quarter, primarily due to short-term funding market volatility and greater amortization of deferred financing fees.

•	Leverage, as measured by the ratio of total debt-to-equity at the end of the quarter, was 4.37x, a decrease from 4.39x at the end of the prior quarter.

•	Net finance margin, defined as net investment income divided by average interest-earning assets, was 5.74% for the quarter, a decrease of 5 basis points from the prior quarter, primarily due to a decrease in yield on average interest-earning assets partially offset by lower borrowing costs.

•	Adjusted earnings contributed by the Commercial Finance segment was $113.5 million ($0.51 per diluted share), an increase of 28.3% compared to $88.5 million in the prior quarter.

Commercial Credit Metrics
•	Loans on non-accrual status, which the Company considers its primary credit metric, increased by 5 basis points from the prior quarter to 1.62% of commercial assets, below the average of 1.64% in the prior four quarters.

•	Loans 60 or more days contractually delinquent increased 1 basis point from the prior quarter to 0.69% of commercial assets, below the average of 0.77% in the prior four quarters.

•	Net charge-offs were $5.2 million, a decrease of $0.7 million from the prior quarter. As a percentage of average commercial assets, annualized net charge-offs for the quarter were 22 basis points, unchanged from the prior quarter.

•	Allowance for loan losses was $136.7 million, a decrease of $2.2 million from the prior quarter. As a percentage of commercial loans at quarter end, loan loss reserves were 1.40%, a decrease of 1 basis point from the prior quarter.
Healthcare Net Lease Segment
•	Direct real estate investments were consistent with the prior quarter at approximately $1.02 billion, decreasing $0.6 million from the prior quarter due primarily to depreciation, partially offset by the purchase of one property.

•	Operating lease income was approximately $27.7 million for the quarter, an increase of $0.6 million from the prior quarter.

•	Adjusted earnings contributed by the Healthcare Net Lease segment was approximately $13.9 million ($0.06 per diluted share), an increase of 6.9% compared to $13.0 million in the prior quarter.
Consolidated Other Income
•	Gain (loss) on investments, net was $1.1 million in the first quarter, improved from a loss of ($0.2) million in the prior quarter primarily due to realized gains of $1.9 million on certain cost based investments and dividends received of $1.0 million, partially offset by write-downs of $2.2 million on other cost based investments.

•	Other (expense) income, net was ($4.7) million compared to $4.3 million in the prior quarter, primarily due to foreign currency losses partially offset by gains on asset sales and third party management fees.

•	Loss on the residential mortgage investment portfolio was $55.4 million or 105 basis points of the portfolio, compared to $25.4 million in the prior quarter, primarily due to the net change in fair value of Agency MBS and related derivatives. In Adjusted Earnings for the quarter, the Company realized a loss of $28.0 million related to the residential mortgage investment portfolio, primarily due to a $20.6 million realized loss as a result of the sale of Agency MBS during the quarter.

•	Loss on derivatives was $38.1 million, compared to $31.6 million in the prior quarter. These net unrealized losses were primarily due to the unrealized net change in the fair value of interest rate swaps used in hedging certain assets and liabilities to minimize the Company’s exposure to interest rate movements. Hedge accounting is not applied to these interest rate swaps. As a result, movements in the net fair value of hedging instruments are reported in Other (Expense) Income, while changes in the fair value of hedged exposures are not.

Funding and Liquidity
•	During the quarter, the Company raised $169.3 million through the issuance of approximately 14.06 million shares of common stock under its Dividend Reinvestment and Stock Purchase Plan (DRIP).

•	Following the quarter end, the Company renewed two credit facilities with five participating lenders totaling approximately $1.2 billion, including:
o	A $1 billion facility to finance real estate loans and real estate-related asset based loans was renewed on April 25, 2008 and matures on April 23, 2010.

o	A $220 million facility to finance commercial loans was renewed on April 30, 2008 and matures on April 29, 2009.
•	Total committed credit facility capacity at April 30, 2008 was $4.6 billion.
Operating Expenses
•	Operating expenses as a percentage of average total assets declined in the quarter to 1.51%, an improvement of 7 basis points from 4Q ’07. Headcount of 535 at March 31, 2008 was down from 562 at December 31, 2007.
Income Tax Rate
•	The overall effective tax rate in the quarter, expressed as a percentage of consolidated pre-tax GAAP net income, was 31.2%.
Adjusted Return on Equity
•	Consolidated adjusted return on average equity, defined as Adjusted Earnings divided by average GAAP equity, was 16.48% for the quarter, an increase of 13 basis points from the prior quarter. The accompanying Financial Supplement provides a detailed reconciliation of GAAP net income to Adjusted Earnings.
Share Count
•	Weighted average shares outstanding, dilutive to Adjusted Earnings, were 221.5 million shares for the quarter ended March 31, 2008, compared to 211.6 million shares at the end of the prior quarter.
Dividends
•	A regular quarterly cash dividend of $0.60 per common share was paid on March 31, 2008 to common shareholders of record as of March 17, 2008.
CapitalSource will hold an analyst and investor conference call with a simultaneous webcast on May 6, 2008 at 8:30 a.m. (Eastern Time) to discuss the Company’s first quarter 2008 results. To participate, analysts and investors may call (888) 713-4209 from within United States or (617) 213-4863 from outside the United States, utilizing the pass code 70731217. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource website at www.capitalsource.com.
A telephonic replay will be available from approximately 10:30 a.m. (Eastern Time) on May 6, 2008 through May 13, 2008. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the pass code 48893891. An audio replay will also be available on the Investor

Relations section of the CapitalSource website. A transcript of the earnings conference call will also be posted to the Investor Relations section of the CapitalSource website on May 6, 2008.
About CapitalSource
CapitalSource (NYSE: CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio, which as of March 31, 2008 was approximately $19.85 billion. Headquartered in Chevy Chase, Maryland, the Company had 535 employees as of March 31, 2008 in offices across the U.S. and in Europe.
For more information, visit http://www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about our proposed bank formation and asset purchase and liability assumption, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed bank transaction, including the asset purchase and liability assumption, may not be approved by the regulators or completed on the proposed terms and schedule or at all; changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10- K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource First Quarter 2008 – Financial Supplement
Table of Contents

Consolidated Balance Sheets	7

Consolidated Statements of Income	8

Segment Data	9

Adjusted Earnings Definition	10

Adjusted Earnings Reconciliation	11-13

Selected Financial Data	14-15

Commercial Asset Portfolio	16

Credit Quality Data	17

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	March 31,	December 31,	March 31,
	2008	2007	2007
ASSETS
Cash and cash equivalents	$270,789	$178,699	$308,770
Restricted cash	527,258	513,803	135,550
Mortgage-related receivables, net	1,978,852	2,041,917	2,239,257
Mortgage-backed securities pledged, trading	3,310,176	4,060,605	3,372,329
Receivables under reverse-repurchase agreements	—	—	26,315
Loans held for sale	37,989	94,327	156,650
Loans:
Loans	9,721,333	9,773,410	8,455,570
Less deferred loan fees and discounts	(151,291)	(147,089)	(124,380)
Less allowance for loan losses	(136,745)	(138,930)	(125,236)

Loans, net	9,433,297	9,487,391	8,205,954
Direct real estate investments, net	1,016,972	1,017,604	805,650
Investments	270,481	231,776	185,710
Other assets	855,624	414,227	228,148

Total assets	$17,701,438	$18,040,349	$15,664,333

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$3,427,856	$3,910,027	$3,309,559
Credit facilities	2,373,106	2,207,063	3,137,838
Term debt	7,021,686	7,255,675	5,423,317
Other borrowings	1,574,994	1,594,870	1,327,635
Other liabilities	605,586	444,997	202,852

Total liabilities	15,003,228	15,412,632	13,401,201

Noncontrolling interests	43,938	45,446	44,797

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 234,844,241, 220,704,800 and 189,538,383 shares issued, respectively; 234,844,241, 220,704,800 and 188,238,383 shares outstanding, respectively)	2,348	2,207	1,882
Additional paid-in capital	3,097,310	2,902,501	2,302,393
Accumulated deficit	(455,041)	(327,387)	(56,067)
Accumulated other comprehensive income, net	9,655	4,950	53
Treasury stock, at cost	—	—	(29,926)

Total shareholders’ equity	2,654,272	2,582,271	2,218,335

Total liabilities, noncontrolling interests and shareholders’ equity	$17,701,438	$18,040,349	$15,664,333

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Net investment income:
Interest income	$308,325	$333,122	$289,554
Fee income	33,641	37,974	50,027

Total interest and fee income	341,966	371,096	339,581
Operating lease income	27,690	27,079	20,288

Total investment income	369,656	398,175	359,869
Interest expense	188,945	227,547	186,649

Net investment income	180,711	170,628	173,220
Provision for loan losses	5,659	33,952	14,926

Net investment income after provision for loan losses	175,052	136,676	158,294

Operating expenses:
Compensation and benefits	31,789	40,818	40,014
Depreciation of direct real estate investments	8,916	8,924	6,762
Other administrative expenses	26,804	21,351	18,546

Total operating expenses	67,509	71,093	65,322

Other (expense) income:
Diligence deposits forfeited	647	681	862
Gain (loss) on investments, net	1,141	(195)	6,163
Loss on derivatives	(38,111)	(31,554)	(2,255)
Loss on residential mortgage investment portfolio	(55,377)	(25,395)	(5,698)
Other (expense) income, net	(4,699)	4,312	6,977

Total other (expense) income	(96,399)	(52,151)	6,049

Noncontrolling interests expense	1,297	1,154	1,330

Net income before income taxes	9,847	12,278	97,691
Income taxes	3,076	27,312	19,001

Net income (loss)	$6,771	$(15,034)	$78,690

Net income (loss) per share:
Basic	$0.03	$(0.07)	$0.44
Diluted	$0.03	$(0.07)	$0.43

Average shares outstanding:
Basic	220,085,148	210,021,621	179,324,672
Diluted	221,493,514	210,021,621	181,743,884

Dividends declared per share	$0.60	$0.60	$0.58

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Segment Data
(Unaudited)
($ in thousands)

	Three Months Ended March 31, 2008				Three Months Ended December 31, 2007
			Residential Mortgage	Consolidated			Residential Mortgage	Consolidated
	Commercial Finance	Healthcare Net Lease	Investment	Total	Commercial Finance	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$224,383	$482	$83,460	$308,325	$242,550	$581	$89,991	$333,122
Fee income	33,630	11	—	33,641	37,974	—	—	37,974

Total interest and fee income	258,013	493	83,460	341,966	280,524	581	89,991	371,096
Operating lease income	—	27,690	—	27,690	—	27,079	—	27,079

Total investment income	258,013	28,183	83,460	369,656	280,524	27,660	89,991	398,175
Interest expense	113,643	10,796	64,506	188,945	134,395	10,891	82,261	227,547

Net investment income	144,370	17,387	18,954	180,711	146,129	16,769	7,730	170,628
Provision for loan losses	2,971	—	2,688	5,659	33,302	—	650	33,952

Net investment income after provision for loan losses	141,399	17,387	16,266	175,052	112,827	16,769	7,080	136,676

Other operating expenses	53,137	11,173	3,199	67,509	57,502	11,921	1,670	71,093

Total other (expense) income	(39,757)	—	(56,642)	(96,399)	(27,612)	856	(25,395)	(52,151)

Noncontrolling interests expense	(117)	1,414	—	1,297	(304)	1,458	—	1,154

Net income (loss) before income taxes	48,622	4,800	(43,575)	9,847	28,017	4,246	(19,985)	12,278
Income taxes	3,076	—	—	3,076	27,312	—	—	27,312

Net income (loss)	$45,546	$4,800	$(43,575)	$6,771	$705	$4,246	$(19,985)	$(15,034)

	Three Months Ended March 31, 2007(1)
			Residential Mortgage	Consolidated
	Commercial Finance	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$208,558	$96	$80,900	$289,554
Fee income	50,027	—	—	50,027

Total interest and fee income	258,585	96	80,900	339,581
Operating lease income	—	20,288	—	20,288

Total investment income	258,585	20,384	80,900	359,869
Interest expense	102,763	8,488	75,398	186,649

Net investment income	155,822	11,896	5,502	173,220
Provision for loan losses	14,926	—	—	14,926

Net investment income after provision for loan losses	140,896	11,896	5,502	158,294

Other operating expenses	55,184	9,037	1,101	65,322

Total other income (expense)	11,747	—	(5,698)	6,049

Noncontrolling interests expense	(271)	1,601	—	1,330

Net income (loss) before income taxes	97,730	1,258	(1,297)	97,691
Income taxes	19,001	—	—	19,001

Net income (loss)	$78,729	$1,258	$(1,297)	$78,690

(1)	Beginning with our fourth quarter 2007 results, the Company initiated the separate reporting of its Healthcare Net Lease segment due to the significant growth and development of this business. The Healthcare Net Lease segment is similar to other publicly traded healthcare property REITs and is in the business of investing in income-producing healthcare facilities, principally long-term care facilities. CapitalSource has reclassified comparative segment information for the quarter ended March 31, 2007 to reflect the separate reporting of the Healthcare Net Lease segment.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings
(Unaudited)
     We evaluate our performance based on several measures, including adjusted earnings. Management views adjusted earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define adjusted earnings as net income as determined in accordance with GAAP, adjusted for certain items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
     Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
Reconciliation of our reported net income to adjusted earnings for the three months ended March 31, 2008, December 31, 2007 and March 31, 2007, were as follows:

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Net income (loss)	$6,771	$(15,034)	$78,690
Add:
Real estate depreciation and amortization (1)	8,760	8,557	6,762
Amortization of deferred financing fees (2)	11,953	9,961	5,508
Non-cash equity compensation	6,514	12,581	10,712
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	27,394	25,571	7,180
Unrealized loss on derivatives and foreign currencies, net	47,634	35,728	328
Unrealized loss on investments, net	4,657	2,946	47
Provision for loan losses	5,659	33,952	14,926
Recoveries (4)	—	—	—
Less:
Charge offs	6,076	6,008	10,250
Non-recurring items	—	—	—

Adjusted earnings	$113,266	$108,254	$113,903

Net income (loss) per share:
Basic — as reported	$0.03	$(0.07)	$0.44
Diluted — as reported	$0.03	$(0.07)	$0.43

Average shares outstanding:
Basic — as reported	220,085,148	210,021,621	179,324,672
Diluted — as reported	221,493,514	210,021,621	181,743,884

Adjusted earnings per share:
Basic	$0.51	$0.52	$0.64
Diluted (5)	$0.51	$0.51	$0.63

Average shares outstanding:
Basic	220,085,148	210,021,621	179,324,672
Diluted (6)	221,493,514	211,609,633	184,200,063

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million for the three months ended March 31, 2007, to adjusted earnings due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

(6)	Adjusted to include average non-managing member units of 2,456,179 for the three months ended March 31, 2007, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Finance segment, Healthcare Net Lease segment and Residential Mortgage segment, reconciliations of reported net income to adjusted earnings for the three months ended March 31, 2008 and December 31, 2007, were as follows:

	Three Months Ended March 31, 2008
		Healthcare Net	Residential Mortgage	Consolidated
	Commercial Finance	Lease	Investment	Total
Net income (loss)	$45,546	$4,800	$(43,575)	$6,771
Add:
Real estate depreciation and amortization (1)	—	8,760	—	8,760
Amortization of deferred financing fees (2)	11,316	312	325	11,953
Non-cash equity compensation	6,514	—	—	6,514
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	27,394	27,394
Unrealized loss on derivatives and foreign currencies, net	47,634	—	—	47,634
Unrealized loss on investments, net	4,657	—	—	4,657
Provision for loan losses	2,971	—	2,688	5,659
Recoveries (4)	—	—	—	—
Less:
Charge offs	5,155	—	921	6,076
Non-recurring items	—	—	—	—

Adjusted earnings	$113,483	$13,872	$(14,089)	$113,266

Net income per share:
Basic — as reported	$0.21	$0.02	$(0.20)	$0.03
Diluted — as reported	$0.21	$0.02	$(0.20)	$0.03

Average shares outstanding:
Basic — as reported	220,085,148	220,085,148	220,085,148	220,085,148
Diluted — as reported	221,493,514	221,493,514	221,493,514	221,493,514

Adjusted earnings per share:
Basic	$0.51	$0.06	$(0.06)	$0.51
Diluted	$0.51	$0.06	$(0.06)	$0.51

Average shares outstanding:
Basic	220,085,148	220,085,148	220,085,148	220,085,148
Diluted	221,493,514	221,493,514	221,493,514	221,493,514

	Three Months Ended December 31, 2007
		Healthcare Net	Residential Mortgage	Consolidated
	Commercial Finance	Lease	Investment	Total
Net income (loss)	$706	$4,245	$(19,985)	$(15,034)
Add:
Real estate depreciation and amortization (1)	—	8,557	—	8,557
Amortization of deferred financing fees (2)	9,007	172	782	9,961
Non-cash equity compensation	12,581	—	—	12,581
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	25,571	25,571
Unrealized loss on derivatives and foreign currencies, net	35,728	—	—	35,728
Unrealized loss on investments, net	2,946	—	—	2,946
Provision for loan losses	33,302	—	650	33,952
Recoveries (4)	—	—	—	—
Less:
Charge offs	5,818	—	190	6,008
Non-recurring items	—	—	—	—

Adjusted earnings	$88,452	$12,974	$6,828	$108,254

Net income per share:
Basic — as reported	$0.00	$0.02	$(0.09)	$(0.07)
Diluted — as reported	$0.00	$0.02	$(0.09)	$(0.07)

Average shares outstanding:
Basic — as reported	210,021,621	210,021,621	210,021,621	210,021,621
Diluted — as reported	210,021,621	210,021,621	210,021,621	210,021,621

Adjusted earnings per share:
Basic	$0.42	$0.06	$0.04	$0.52
Diluted	$0.42	$0.06	$0.03	$0.51

Average shares outstanding:
Basic	210,021,621	210,021,621	210,021,621	210,021,621
Diluted	211,609,633	211,609,633	211,609,633	211,609,633

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Finance segment, Healthcare Net Lease segment and Residential Mortgage segment, reconciliations of reported net income to adjusted earnings for the three months ended March 31, 2007, were as follows:

	Three Months Ended March 31, 2007
		Healthcare Net	Residential Mortgage	Consolidated
	Commercial Finance	Lease	Investment	Total
Net income (loss)	$78,729	$1,258	$(1,297)	$78,690
Add:
Real estate depreciation and amortization (1)	—	6,762	—	6,762
Amortization of deferred financing fees (2)	4,863	95	550	5,508
Non-cash equity compensation	10,712	—	—	10,712
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	7,180	7,180
Unrealized loss on derivatives and foreign currencies, net	328	—	—	328
Unrealized loss on investments, net	47	—	—	47
Provision for loan losses	14,926	—	—	14,926
Recoveries (4)	—	—	—	—
Less:
Charge offs	10,250	—	—	10,250
Non-recurring items	—	—	—	—

Adjusted earnings	$99,355	$8,115	$6,433	$113,903

Net income per share:
Basic — as reported	$0.44	$0.01	$(0.01)	$0.44
Diluted — as reported	$0.43	$0.01	$(0.01)	$0.43

Average shares outstanding:
Basic — as reported	179,324,672	179,324,672	179,324,672	179,324,672
Diluted — as reported	181,743,884	181,743,884	181,743,884	181,743,884

Adjusted earnings per share:
Basic	$0.55	$0.05	$0.04	$0.64
Diluted (5)	$0.55	$0.05	$0.03	$0.63

Average shares outstanding:
Basic	179,324,672	179,324,672	179,324,672	179,324,672
Diluted (6)	184,200,063	184,200,063	184,200,063	184,200,063

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million for the three months ended March 31, 2007, to adjusted earnings due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

(6)	Adjusted to include average non-managing member units of 2,456,179 for the three months ended March 31, 2007, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Commercial Finance Segment:

Performance ratios:
Adjusted return on average assets	4.34%	3.39%	4.68%
Adjusted return on average equity	23.87%	18.00%	23.90%
Yield on average interest earning assets	10.26%	11.12%	12.47%
Cost of funds	5.45%	6.44%	6.15%
Net finance margin	5.74%	5.79%	7.52%
Operating expenses as a percentage of average total assets	2.03%	2.20%	2.60%
Efficiency ratio (operating expenses / net investment income and other income)	50.79%	48.52%	32.93%

Leverage ratios:
Total debt to equity (as of period end)	4.37x	4.39x	4.16x
Equity to total assets (as of period end)	18.07%	18.20%	19.18%
Core lending spread	7.12%	6.13%	5.13%

Average balances ($ in thousands):
Average loans	$9,848,101	$9,658,941	$8,116,297
Average assets	10,487,426	10,347,669	8,603,621
Average interest earning assets	10,082,728	10,005,790	8,406,627
Average income earning assets	10,082,728	10,005,790	8,406,627
Average borrowings	8,366,784	8,278,134	6,775,031
Average equity	1,906,553	1,949,243	1,686,186

Healthcare Net Lease Segment:

Performance ratios:
Adjusted return on average assets	5.07%	4.64%	3.93%
Adjusted return on average equity	15.82%	14.59%	11.14%
Yield on average income earning assets	10.41%	10.11%	10.46%
Cost of funds	7.07%	7.07%	7.12%
Net finance margin	6.32%	6.02%	5.95%
Operating expenses as a percentage of average total assets	4.09%	4.27%	4.38%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	0.83%	1.07%	1.10%
Efficiency ratio (operating expenses / net investment income and other income)	64.26%	67.64%	75.97%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	12.98%	16.98%	19.13%

Leverage ratios:
Total debt to equity (as of period end)	1.57x	1.54x	1.42x
Equity to total assets (as of period end)	35.75%	36.21%	39.01%

Average balances ($ in thousands):
Average assets	$1,096,445	$1,108,478	$837,087
Average interest earning assets	35,296	42,014	24,287
Average income earning assets	1,102,592	1,104,748	810,909
Average borrowings	612,468	611,333	483,411
Average equity	351,756	352,839	295,522

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Consolidated CapitalSource Inc.:

Performance ratios:
Adjusted return on average assets	2.45%	2.40%	3.02%
Adjusted return on average equity	16.48%	16.35%	21.05%
Yield on average interest earning assets	8.41%	8.98%	9.69%
Cost of funds	5.14%	6.08%	5.89%
Net finance margin	4.17%	3.88%	4.69%
Operating expenses as a percentage of average total assets	1.51%	1.58%	1.73%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.31%	1.38%	1.55%
Efficiency ratio (operating expenses / net investment income and other income)	80.07%	60.01%	36.44%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	69.50%	52.47%	32.67%

Leverage ratios:
Total debt to equity (as of period end)	5.42x	5.80x	5.95x
Equity to total assets (as of period end)	14.99%	14.31%	14.16%

Average balances ($ in thousands):
Average loans	$9,848,101	$9,658,941	$8,116,297
Average assets	17,936,953	17,884,309	15,298,106
Average interest earning assets	16,302,258	16,392,353	14,207,472
Average income earning assets	17,369,554	17,455,086	14,994,095
Average borrowings	14,753,537	14,856,622	12,860,904
Average equity	2,664,986	2,627,612	2,194,140

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)
($ in thousands)

	March 31, 2008		December 31, 2007		March 31, 2007
Composition of portfolio by type:
Senior secured loans (1)	$5,702,771	53%	$5,695,167	52%	$5,110,099	54%
First mortgage loans (1)	2,858,991	27	2,995,048	28	2,814,286	30
Subordinate loans (1)	1,197,560	11	1,177,522	11	714,150	7
Direct real estate investments	1,016,972	9	1,017,604	9	805,650	9

Total commercial assets	$10,776,294	100%	$10,885,341	100%	$9,444,185	100%

Composition of portfolio by business:
Corporate Finance	$2,940,112	28%	$2,979,241	28%	$2,470,651	26%
Healthcare and Specialty Finance	3,960,284	36	3,952,270	36	3,592,443	38
Structured Finance	3,875,898	36	3,953,830	36	3,381,091	36

Total commercial assets	$10,776,294	100%	$10,885,341	100%	$9,444,185	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements.

CapitalSource First Quarter 2008 – Financial Supplement
CapitalSource Inc.
Credit Quality Data
(Unaudited)

	March 31, 2008	December 31, 2007	March 31, 2007
Loans 60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	0.69%	0.68%	0.77%
As a % of total Commercial Loans(2)	0.77%	0.75%	0.85%

Loans on non-accrual (3) :
As a % of total Commercial Assets	1.62%	1.57%	1.63%
As a % of total Commercial Loans	1.79%	1.73%	1.78%

Impaired loans (4) :
As a % of total Commercial Assets	3.67%	2.93%	2.97%
As a % of total Commercial Loans	4.06%	3.23%	3.24%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	3.77%	3.10%	3.16%
As a % of total Commercial Loans	4.17%	3.42%	3.46%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.27%	1.28%	1.33%
As a % of total Commercial Loans	1.40%	1.41%	1.45%

Net Charge Offs (annualized):
As a % of total average Commercial Assets	0.22%	0.22%	0.47%
As a % of total average Commercial Loans	0.25%	0.25%	0.51%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.

(2)	Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.

(3)	Includes loans with an aggregate principal balance of $49.9 million, $55.5 million and $41.5 million as of March 31, 2008, December 31, 2007 and March 31, 2007, respectively, that were also classified as loans 60 or more days contractually delinquent.

(4)	Includes loans with an aggregate principal balance of $64.2 million, $55.5 million and $54.4 million, as of March 31, 2008, December 31, 2007 and March 31, 2007, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $174.5 million, $170.5 million and $153.8 million as of March 31, 2008, December 31, 2007 and March 31, 2007, respectively, that were also classified as loans on non-accrual status.